LIFE PARTNERS HOLDINGS, INC.
ANNOUNCES QUARTERLY DIVIDEND INCREASE

WACO, TX - May 21, 2008 - Life Partners Holdings, Inc. (NASDAQ GM: LPHI), announced today that it will pay a seven-cent per share quarterly dividend to shareholders of record as of June 1, 2008, to be paid on or about June 15, 2008. This quarter’s dividend is a 16% increase over the prior quarter’s dividend.

LPHI Chairman Brian Pardo commented, “We are delighted to announce this increase in our quarterly dividend, which we feel is reflective of the growth in our company’s earnings. During a year when many financial sector companies have cut their dividends, we are exceptionally proud to be able to increase our dividend and continue to build the wealth of our shareholders.”

Founded in 1991 by Brian Pardo, Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”. Since inception, Life Partners has completed over 50,000 transactions for its worldwide client base of over 18,000 high net worth individuals and institutions in connection with the purchase of over 5,700 policies totaling over $1 billion in face value.

Visit our website at: www.lphi.com

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

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